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                                                                     EXHIBIT 5.1
                         OPINION OF JENKENS & GILCHRIST

Hallwood Realty Partners, L.P.
3710 Rawlins Street, Suite 1500
Dallas, Texas  75219

         Re:     Hallwood Realty Partners, L.P. Registration Statement on
                 Form S-8

Gentlemen:

         We have acted as counsel to Hallwood Realty Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about January __, 1998, under the Securities Act of 1933, as amended (the "Act"), relating to 86,000 units (the "Units") of the Partnership that may be issued by the Partnership under the 1995 Unit Option Plan for Hallwood Realty Partners, L.P., the 1995 Unit Option Loan Program for Hallwood Realty Partners, L.P. and the 1995 Nonqualified Unit Option Plan for the Partnership Granted Pursuant to the 1995 Unit Option Plan for Hallwood Realty Partners, L.P. (collectively, the "Plans").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate of Limited Partnership of the Partnership, as amended; (2) the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"); (3) minutes and records of the proceedings of the Partnership with respect to the establishment of the Plans, the issuance of Units pursuant to the Plans, the Registration Statement and related matters; (4) the Registration Statement and exhibits thereto; (5) the Plans; and (6) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, the Partnership Agreement, minutes, records, resolutions and other documents or writings of the Partnership, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers of the Partnership and upon documents, records and instruments furnished to us by the Partnership, without independent check or verification of their accuracy.

         Based upon the firm's examination, consideration of, and reliance on the documents and other matters described above, and subject to the assumptions noted below, this firm is of the opinion that the Partnership presently has available at least 86,000 units of authorized but unissued Units from which may be issued the Units proposed to be issued pursuant to the exercise of options (the "Options") to purchase Units granted under the Plans. Assuming that

         (1) the outstanding Options are duly granted, and the Options to be granted in the future will be duly granted, in accordance with the terms of the Plans;

         (2) the Partnership maintains an adequate number of authorized but unissued Units available for issuance to those persons granted Options under the Plans; and

         (3) the consideration for the Units issued pursuant to the Plans is actually received by the Partnership as provided in the Plans (and/or the agreements executed in connection with the Plans).

then the 86,000 Units that may be issued in accordance with the terms of the Plans will represent, when and if issued, valid limited partnership interests in the Partnership, as to which the limited partners will have no liability, subject to the obligation of a limited partner to repay the amount of any distribution wrongfully received from the Partnership for a period of three (3) years from the date of the distribution.
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                        Sincerely,

                                        JENKENS & GILCHRIST,
                                        a Professional Corporation



                                        By:  /s/     W. Alan Kailer
                                             ----------------------------------
                                             W. Alan Kailer, for the firm



WAK/glw




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